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                                                                   Exhibit 9.1


                       THIRD AMENDED AND RESTATED VOTING AGREEMENT

     THIS THIRD AMENDED AND RESTATED VOTING AGREEMENT is made as of March 30, 2000, by and among KOSAN BIOSCIENCES INCORPORATED, a California corporation (the "Company"), and the undersigned holders of the Company's Series A Preferred Stock (the "Series A Investors"), the undersigned holders of the Company's Series B Preferred Stock (the "Series B Investors") and the undersigned holders of the Company's Series C Preferred Stock (the "Series C Investors" and, collectively with the Series A Investors and the Series B Investors, the "Investors").

                                   RECITALS
                                   --------

     A. The Company and certain of the Investors entered into a Second Amended and Restated Voting Agreement dated as of April 3, 1998 (the "Prior Voting Agreement"), which, pursuant to Section 13 thereof, may be amended with the written consent of the Company and Investors (as such term is defined in the Prior Voting Agreement) holding at least 85% of the Series A Preferred Shares (as such term is defined in the Prior Voting Agreement) then outstanding and Investors holding at least 70% of the Series B Preferred Shares (as such term is defined in the Prior Voting Agreement) then outstanding.

     B. The Company and certain of the Investors entered into a Series C Preferred Stock Purchase Agreement dated as of March 30, 2000 (the "Purchase Agreement") providing for the purchase of shares of the Company's Series C Preferred Stock (the "Series C Preferred Shares" and, together with the Series A Preferred Shares and the Series B Preferred Shares, the "Preferred Stock") by such Investors, and the execution of this agreement is a condition to the closing of the purchases provided for in the Purchase Agreement.

     C. Pursuant to the terms of the Amended and Restated Articles of Incorporation of the Company filed in connection with the closing of the transactions contemplated by the Purchase Agreement (the "Articles"), (i) holders of Series A Preferred Shares, voting together as a separate class, shall be entitled to elect two of the seven members of the Board of Directors so long as at least 435,000 Series A Preferred Shares (as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series A Preferred Shares) remain outstanding; (ii) holders of Series B Preferred Shares, voting together as a separate class, shall be entitled to elect two of the seven members of the Board of Directors so long as at least 545,454 Series B Preferred Shares (as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series B Preferred Shares) remain outstanding; (iii) holders of Series B Preferred Shares, voting together as a separate class, shall be entitled to elect one of the seven members of the Board of Directors so long as at least 272,727 Series B Preferred Shares but not more than 545,453 Series B Preferred Shares (as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series B Preferred Shares) remain outstanding and (iv) holders of Series C Preferred Shares, voting together as a separate class, shall be entitled to elect one of the seven members of the Board of Directors so long as at least 157,258 Series C Preferred Shares (as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series C Preferred Shares) remain outstanding.


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     D.     The parties hereto (which include Investors holding at least 85%
of the Series A Preferred Shares and Investors holding at least 70% of the Series B Preferred Shares) desire to specify in this agreement how the voting rights of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares will be exercised with respect to the election of directors of the Company, and this agreement is intended to supersede the Prior Voting Agreement in all respects.

                              AGREEMENT
                              ---------

     NOW, THEREFORE, in consideration of the benefits to the parties of the consummation of the transactions contemplated by the Purchase Agreement and to fulfill the closing condition referred to in Recital B above, the parties hereby agree as follows:

     1. AGREEMENT TO VOTE SERIES A PREFERRED SHARES. During the term of this agreement and subject to Section 5, in exercising their special voting rights for the election of directors the Series A Investors agree to vote all of their respective Series A Preferred Shares at any annual, regular or special meeting of shareholders of the Company, or, in lieu of any such meeting, to give their written consents for the election to the Board of Directors of the Company (the "Board of Directors") of one person designated by Alta California Partners, L.P. ("Alta") and one person designated by Chiron Corporation ("Chiron"). The initial designee of Alta shall be Jean Deleage and the initial designee of Chiron shall be Francois L'Eplattenier. In the event Alta or Chiron designates a successor designee in accordance with Section 4, the Company and the Series A Investors agree promptly to take all such action necessary to remove the former designee as a member of the Board of Directors and to elect in his or her place such successor designee.

     2. AGREEMENT TO VOTE SERIES B PREFERRED SHARES. During the term of this agreement and subject to Section 5, in exercising their special voting rights for the election of directors the Series B Investors agree to vote all of their respective Series B Preferred Shares at any annual, regular or special meeting of shareholders of the Company, or, in lieu of any such meeting, to give their written consents for the election to the Board of Directors of one person designated by S.R. One, Limited ("S.R. One") and one person designated by Ag-Biotech Capital, LLC ("Ag-Biotech"). The initial designee of S.R. One shall be Raymond Whitaker and the initial designee of Ag-Biotech shall be Peter Davis. In the event S.R. One or Ag-Biotech designates a successor designee in accordance with Section 4, the Company and the Series B Investors agree promptly to take all such action necessary to remove the former designee as a member of the Board of Directors and to elect in his or her place such successor designee.

     3. AGREEMENT TO VOTE SERIES C PREFERRED SHARES. During the term of this agreement and subject to Section 5, in exercising their special voting rights for the election of directors the Series C Investors agree to vote all of their respective Series C Preferred Shares at any annual, regular or special meeting of shareholders of the Company, or, in lieu of any such meeting, to give their written consents for the election to the Board of Directors of one person designated by AP Asset Management AG. In the event AP Asset Management AG designates a successor designee in accordance with
Section 4, the Company and the Series C Investors agree promptly to take all such action necessary to remove the former designee as a member of the Board of Directors and to elect in his or her place such successor designee.
Should AP Asset Management AG decline to designate


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an initial director or successor, the seat shall be filled by majority vote of the Series C Investors; however, if the Series C Investors also decline to fill the seat, the seat shall remain vacant.

     4.     PROCEDURE FOR SUBSEQUENT DESIGNATIONS; AGREEMENTS ON REMOVAL.

            (a) From time to time each of Alta and Chiron (each, a "Series A Designating Party") may designate a successor designee to serve as a representative on the Board of Directors. The person so designated must be reasonably satisfactory to the Company, and such designation shall be made by means of a writing (a "Notice") identifying and designating such representative, signed by the Series A Designating Party, and delivered to each other Series A Investor and the Company. Except as set forth in clause
(e) below, on and following the 30th day after all deliveries of a Notice have been received, the person designated in such Notice by either Series A Designating Party shall be elected to the Board of Directors pursuant to
Section 1.

           (b) From time to time each of S.R. One and Ag-Biotech (each, a "Series B Designating Party") may designate a successor designee to serve as a representative on the Board of Directors. The person so designated must be reasonably satisfactory to the Company, and such designation shall be made by means of a writing (a "Notice") identifying and designating such representative, signed by the Series B Designating Party, and delivered to each other Series B Investor and the Company. Except as set forth in clause
(e) below, on and following the 30th day after all deliveries of a Notice have been received, the person designated in such Notice by either Series B Designating Party shall be elected to the Board of Directors pursuant to
Section 2.

          (c) From time to time AP Asset Management AG (the "Series C Designating Party") may designate a successor designee to serve as a representative on the Board of Directors. The person so designated must be reasonably satisfactory to the Company, and such designation shall be made by means of a writing (a "Notice") identifying and designating such representative, signed by the Series C Designating Party, and delivered to each other Series C Investor and the Company. Except as set forth in clause
(e) below, on and following the 30th day after all deliveries of a Notice have been received, the person designated in such Notice by the Series C Designating Party shall be elected to the Board of Directors pursuant to
Section 3.

         (d) If within 60 days following the resignation of a designee as a director of the Company a new designee has not been designated in the manner specified in Section 2(a), (b) or (c) above by the applicable Series A Designating Party, Series B Designating Party or Series C Designating Party, the Board of Directors may appoint a director to fill the vacancy left by such resignation. For purposes of this agreement, the director so appointed shall be deemed to be the designee of such Designating Party, and such director shall be subject to removal upon the designation of a new designee in accordance with this Section 2.

         (e) The designees of either Series A Designating Party, of either Series B Designating Party or of the Series C Designating Party for election to the Board of Directors at the Company's annual meeting of shareholders will be their respective current designees unless a different person is designated by such party in accordance with Section 2(a), (b) or
(c) prior to the time the Company gives notice of such annual meeting to its shareholders. The Company shall

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notify the Investors of its intent to hold an annual meeting of shareholders at least 45 days prior to the record date for such meeting.

       (f) If (i) either Series A Designating Party, either Series B Designating Party or the Series C Designating Party desires to remove its designee from the Board of Directors by vote or written consent of the shareholders, or (ii) any third party attempts to cause the removal of a director designated by either Series A Designating Party, by either Series B Designating Party or by the Series C Designating Party by vote or written consent of the shareholders, then in each such instance each Series A Investor agrees to vote its Series A Preferred Shares or to give or withhold its written consent with respect thereto in the manner requested by such Series A Designating Party, in each such instance each Series B Investor agrees to vote its Series B Preferred Shares or to give or withhold its written consent with respect thereto in the manner requested by such Series B Designating Party and in each such instance each Series C Investor agrees to vote its Series C Preferred Shares or to give or withhold its written consent with respect thereto in the manner requested by such Series C Designating Party.

     5. TERMINATION OF OBLIGATIONS. The obligations of the Series A Investors to vote for the election of a person designated by Alta shall automatically terminate at such time as Alta (together with its Affiliates, as such term is defined in the Purchase Agreement) owns less than 238,096 Series A Preferred Shares, as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series A Preferred Shares. The obligations of the Series A Investors to vote for the election of a person designated by Chiron shall automatically terminate at such time as Chiron owns less than ten percent (10%) of the then outstanding shares of the Company's Common Stock (assuming for this purpose the conversion of all outstanding shares of the Company's Preferred Stock, including such shares owned by Chiron, at the then applicable conversion rates). The obligations of the Series B Investors to vote for the election of a person designated by S.R. One shall automatically terminate at such time as S.R. One (together with its Affiliates) owns less than 151,515 Series B Preferred Shares, as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series B Preferred Shares. The obligations of the Series B Investors to vote for the election of a person designated by Ag-Biotech shall automatically terminate at such time as Ag-Biotech (together with its Affiliates) owns less than 227,273 Series B Preferred Shares, as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series B Preferred Shares. The obligations of the Series C Investors to vote for the election of a person designated by AP Asset Management AG shall automatically terminate at such time as AP Asset Management AG (together with its Affiliates and entities or funds for which it served as advisor in the purchase of the Series C Preferred shares) owns less than 314,516 Series C Preferred Shares, as appropriately adjusted for any stock dividend, stock split, recapitalization, consolidation or the like of the Series C Preferred Shares.

6. TERMINATION OF AGREEMENT. Except for the provisions of Section 7 through Section 14, this agreement shall automatically terminate with respect to the Series A Investors upon the earlier of (a) such time as the obligations of the Series A Investors with respect to each Series A Designating Party has terminated pursuant to Section 4 hereof, or (b) such time as pursuant to the Articles the holders of the Series A Preferred Stock, voting together as a separate class, are no longer entitled to elect two of the seven members of the Board of Directors. Except for the provisions of
Section 7 through Section 14, this agreement shall automatically terminate with respect to the Series


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B Investors at such time as pursuant to the Articles the holders of the
Series B Preferred Stock, voting together as a separate class, are no longer entitled to elect at least one of the seven members of the Board of Directors. Except for the provisions of Section 7 through Section 14, this agreement shall automatically terminate with respect to the Series C Investors at such time as pursuant to the Articles the holders of the Series C Preferred Stock, voting together as a separate class, are no longer entitled to elect at least one of the seven members of the Board of Directors. If not earlier terminated, this agreement, including Section 7 through Section 14, shall automatically terminate with respect to the Series A Investors, the Series B Investors and the Series C Investors upon the earlier of (a) the completion of a Qualified IPO (as such term is defined in the Articles), or (b) the ninth anniversary of the date of this agreement.

     7. SUCCESSORS AND ASSIGNS. The provisions hereof including, without limitation, any amendment or waiver of the observance thereof effected in accordance with Section 14, shall inure to the benefit of, and be binding upon, the successors in interest to, and assigns of, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares. The Company shall not permit the transfer of any Series A Preferred Shares, the Series B Preferred Shares or the Series C Preferred Shares on its books or the issuance of a new certificate representing any Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, satisfactory in form and substance to the nontransferring parties, pursuant to which such person becomes a party to this agreement and agrees to be bound by all the provisions hereof as if such person were the transferring party hereunder.

     8. LEGEND. In addition to any other legend required on each certificate representing any of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, each certificate shall be endorsed by the Company with the following legend:

     THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SECOND AMENDED AND RESTATED VOTING AGREEMENT, A COPY OF WHICH IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION DURING ITS REGULAR BUSINESS HOURS. ANY PERSON OBTAINING, DIRECTLY OR INDIRECTLY, ANY INTEREST IN SUCH SHARES SHALL THEREBY BE DEEMED TO HAVE AGREED TO AND SHALL THEREAFTER BE BOUND BY ALL THE PROVISIONS OF SAID SECOND AMENDED AND RESTATED VOTING AGREEMENT.

     9. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be, if to a domestic address, mailed by registered or certified mail, postage prepaid, or, of to an overseas address, by international air courier or other comparable international air express service, or in any case if delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address set forth in EXHIBIT A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to 3832 Bay Center Place, Hayward, California 94545 and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Each such notice or other communication shall for all purposes of this agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its


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receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if sent by international air courier or air express service, three (3) business days after shipment by the sender.

     10. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts among California residents entered into and to be performed entirely within California.

     11. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. Each of the parties acknowledges and agrees that money damages would not be an adequate remedy for any breach of the provisions of this agreement and that any party may, in such party's sole discretion and in addition to or in lieu of any other remedies available to such party at law or in equity, apply to any court of competent jurisdiction for specific performance or injunctive relief in order to enforce, or prevent any violation of, the provisions of this agreement.

     12. COUNTERPARTS. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. INTEGRATION. This agreement embodies the complete agreement of the parties hereto on the subject matter hereof and supersedes any prior or contemporaneous understand-ings, agreements or representations by or among them that may relate to the subject of matter hereof.

     14.     AMENDMENTS AND WAIVERS.   Any provision of this agreement that
pertains to the Series A Investors may be amended, and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Series A Investors holding at least 85% of the Series A Preferred Shares then outstanding. Any provision of this agreement that pertains to the Series B Investors may be amended, and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Series B Investors holding at least 70% of the Series B Preferred Shares then outstanding; PROVIDED, HOWEVER, that the rights of S.R. One pursuant to Section 2, Section 4 and Section 5 hereof shall not be amended without its written consent and the rights of Ag-Biotech pursuant to
Section 2, Section 4, and Section 5 hereof shall not be amended without its written consent. The failure of any party to enforce any provision of this agreement shall in no way be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each and every provision of this agreement. Any provision of this agreement that pertains to the Series C Investors may be amended, and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Series C Investors holding at least 50% of the Series C Preferred Shares then outstanding.

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     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

"COMPANY"          KOSAN BIOSCIENCES INCORPORATED

                   By:
                       ----------------------------
                   Title:
                         ----------------------------


          (Signature Page to the Third Amended and Restated Voting Agreement)